Exhibit 99.2

JOINT FILING AGREEMENT

IN ACCORDANCE WITH Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Shares, par value $0.001 per share, of GeoPark Limited, an exempted company with limited liability incorporated under the laws of Bermuda, and that this Joint Filing Agreement be included as an exhibit to such joint filing, provided that, as contemplated by Section 13d-1(k)(2), no person shall be responsible for the completeness and accuracy of the information concerning the other persons making the filing unless such person knows or has reason to know such information is inaccurate.

This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of this 17th day of June 2021.

By:	/s/ Gerald E. O’Shaughnessy
Name: Gerald E. O’Shaughnessy

GP Investments LLP

By:	/s/ Gerald E. O’Shaughnessy
Name: Gerald E. O’Shaughnessy

GPK Holdings, LLC

By:	/s/ Gerald E. O’Shaughnessy
Name: Gerald E. O’Shaughnessy

The Globe Resources Group, Inc.

By:	/s/ Gerald E. O’Shaughnessy
Name: Gerald E. O’Shaughnessy